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                                                                   EXHIBIT 23.03



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000 relating to the financial statements of Retek Inc., which appear in the 1999 Annual Report to Shareholders of HNC Software Inc., which is incorporated by reference in HNC Software Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 20, 2000